                                  Exhibit 99.3

                                                                       AIRCLAIMS



 Our Ref          20389/MSH/kw





 Morgan Stanley Aircraft Finance                            26th February, 2001
 C/o Wilmington Trust Company
 1100 North Market Street
 Rodney Square North
 Wilmington, DE 19890
 USA

 Attention:       Mr Peter Lyons


 Dear Sirs,

                     BASE VALUE AND CURRENT MARKET VALUATION
                                VARIOUS AIRCRAFT
                             AS AT 30 SEPTEMBER 2000

 Further to the instructions of Mr Peter Lyons of Morgan Stanley Dean Witter, we are pleased to be able to provide our opinion of the value of each aircraft as detailed in the attached table (20389/MSH), under Base and Current Market Value scenarios.

 Our valuation is based on fleet details as provided by yourself, providing the most recent utilisation information available in respect of the aircraft and their respective engines, together with maintenance and specification data for each aircraft.

 We have also referred to data held in the Airclaims CASE Aviation database to supplement the information required for the valuation process. We have assumed that, unless otherwise indicated, each aircraft is a typical example of its type, model and age, and is generally in good condition, with all airworthiness directives (ADs) and significant service bulletins (SBs) complied with.

 The point of valuation is 30th September 2000.

 As requested by Morgan Stanley Dean Witter, we have provided our value opinions under Current Market and Base Value scenarios. Airclaims believes it to be VERY IMPORTANT that value definitions are understood by all parties and that such values are always considered in conjunction with their definitions.


                                AIRCLAIMS LIMITED
          CARDINAL POINT, NEWALL ROAD, HEATHROW AIRPORT, LONDON TW6 2AS TELEPHONE (44) 020 8897 1066 FACSIMILE (44) 20 8897 0300
                    TELEX 934679 HTTP://WWW.AIRCLAIMS.CO.UK
 REGISTERED HEAD OFFICE AS ABOVE. REGISTERED IN ENGLAND NO. 710284.
                          VAT REG. NO. GB 224 1906 87

                                                                          [LOGO]

 BASE VALUE (TO ISTAT DEFINITION)

 The Base Value presented below is based on the definition as outlined by the International Society of Transport Aircraft Trading (ISTAT).

 The ISTAT definition is as follows:

 A BASE VALUE IS THE APPRAISER'S OPINION OF THE UNDERLYING ECONOMIC VALUE OF AN AIRCRAFT IN AN OPEN, UNRESTRICTED, STABLE MARKET ENVIRONMENT WITH A REASONABLE BALANCE OF SUPPLY AND DEMAND, AND ASSUMES FULL CONSIDERATION OF ITS "HIGHEST AND BEST USE".

 AN AIRCRAFT'S BASE VALUE IS FOUNDED IN THE HISTORICAL TREND OF VALUES AND IN THE PROJECTION OF VALUE TRENDS AND PRESUMES AN ARM'S LENGTH, CASH TRANSACTION BETWEEN WILLING, ABLE AND KNOWLEDGEABLE PARTIES, ACTING PRUDENTLY, WITH AN ABSENCE OF DURESS AND WITH A REASONABLE PERIOD OF TIME AVAILABLE FOR MARKETING.

 In this instance, the Base Value of each aircraft assumes its physical condition is average for an aircraft of its type and age, but has been adjusted to reflect a) the actual utilisation and given maintenance status of airframe, engines and undercarriage where possible (the 'Adjusted Base Value) and b) assuming an overall `half-life' maintenance condition.

 The Base Value also assumes that each Aircraft is under a maintenance programme of international airworthiness standards approved by a civil aviation authority, with all airworthiness directives (ADs) and manufacturers service bulletins (SBs) performed in compliance with air carrier rules and regulations.


 CURRENT MARKET VALUE

 In Airclaims' considered opinion the Current Market Value represents that which the aircraft could best achieve under current (i.e. today's) market conditions. Under this scenario each value is intended to reflect what might be expected from the result of an 'arms length, single sale' transaction conducted in an orderly manner (for which we consider a period of up to 12 months to come to fiuition to be reasonable) between a 'willing buyer and willing seller'. The value assumes that each aircraft is free of lease or charge, and free of any onerous restrictions in respect of its ownership and title documentation.

 As part of our valuation process, we have taken into account recent market activity covering open market, financial and lessor sales, the perceived demand for the types, their current market acceptability and availability, and have considered the views of informed industry sources.

                                                                          [LOGO]


 Further to the above we have also taken account of the data available to us regarding the specification of the subject aircraft, and their accumulated airframe hours and cycles. We have assumed that the aircraft are in good condition with all Airworthiness Directives (ADs) and significant Service Bulletins (SBs) complied with.

 In this instance, the Current Market Value of each aircraft assumes its physical condition is average for an aircraft of its type and age, but has a) been adjusted to reflect the actual utilisation and given maintenance status of airframe, engines and undercarriage where possible (the 'Adjusted Current Market Value' or CMV) and b) under the assumption that each aircraft is in overall `half-life' maintenance condition (Current Market `Half-Life' Value or CMHLV).

 The Current Market Value assumes that each Aircraft is under a maintenance programme of international airworthiness standards approved by a civil aviation authority, with all airworthiness directives (ADs) and manufacturers service bulletins (SBs) performed in compliance with air carrier rules and regulations.

 Whilst the tabulated values provided under this assignment are given as single figures, it must be borne in mind that the determination of such values involves a multiplicity of variables, and that some variation in perceived values must be expected due to, for example, any potential inaccuracies in the data provided. In this case we consider that a tolerance of +/- 4% may reasonably apply to the aforementioned calculated values.

 Please note that valuations given by Airclaims are valid only as at the date of issue. Subsequent to that date there may be alterations in the world aviation market, or in the status and physical condition of the subject aircraft or other general factors that may affect Airclaims' value opinion.

 I trust the foregoing is satisfactory and to your requirements.

 Yours sincerely,

 /s/ Mark Sheridan

 MARK SHERIDAN
 SENIOR ANALYST

 Encl.

                                                                          [LOGO]

 MARKET AND BASE VALUES AS AT SEPTEMBER 30, 2000 OF SELECTED AIRCRAFT ALL VALUES EXPRESSED IN MILLION US DOLLARS


  TYPE                       ENGINE                    REGN         MSN      YOB        MTOW         HOURS     CYCLES     AS AT
  Airbus A300-620R (P&W)     PW4158                    N8888P       555     Mar-90   375,880 lb     24,309      8,046     Jul-00
  Airbus A300-620R (P&W)     PW4158                    N88887       625     Mar-92   375,880 lb     23,018      9,373     Jul-00
  Airbus A310-320 (P&W)      JT9D-7R4EI                PK-AWA       409     Nov-95   337,303 lb     44,280     16,554     May-00
  Airbus A310-320 (P&W)      JT9D-7R4EI                PK-AWR       410     Nov-95   337,303 lb     44,753     16,277     May-00
  Airbus A310-320 (P&W)      JT9D-7R4EI                PP-PSD       437     Jan-87   337,303 lb     50,424     11,658     Jul-00
  Airbus A320-210 (CFM)      CFM56-5A3                 C-FLSF       279     Feb-92   169,754 lb     32,194     11,964     Jul-00
  Airbus A320-230 (IAE)      V2500-A1                  G-CVYD       393     Feb-93   166,447 lb     19,569      7,727     Jun-00
  Airbus A320-210 (CFM)      CFM56-5A3                 C-GVXA       397     May-93   169,754 lb     31,458     12,357     Jul-00
  Airbus A320-230 (IAE)      V2500-Al                  EI-TLR       414     May-93   166,447 lb     16,165      8,526     May-00
  Airbus A320-230 (IAE)      V2500-Al                  EI-TLG       428     May-93   169,754 lb     18,122      7,375     May-00
  Airbus A320-210 (CFM)      CFM56-5A3                 G-MONZ       446     Oct-93   169,754 lb     25,677      9,430     Jul-00
  Airbus A321-130 (IAE)      V2530-A5                  B-MAB        557     Dec-95   183,390 lb     11,732      7,925     Jul-00
  Airbus A321-130 (IAE)      V2530-A5                  TC-ABB       597     May-96   182,982 lb     12,571      4,955     Jul-00
  Airbus A330-300 (GE)       CF6-80EI                  EI-SHN        54     Apr-94   473,989 lb     24,927      5,433     Jul-00
  Airbus A340-310 (CFM)      CFM56-5C3                 3B-NAV        94     Mar-95   566,580 lb     17,621      3,007     Jul-00
  Boeing 737-300             CFM56-3B1(20,000 LBS)     N662SW     23255     Jun-85   135,000 lb     45,401     37,762     Jul-00
  Boeing 737-300             CFM56-3B1(20,000 LBS)     N663SW     23256     Jul-85   135,000 1b     45,372     36,178     Jul-00
  Boeing 737-300             CFM56-3B2(22,000 LBS)     PP-SFM     24299     Nov-88   137,000 1b     33,150     19,022     Jul-00
  Boeing 737-300             CFM56-3B2(22,000 LBS)     LY-BAG     24449     Apr-90   138,500 1b     27,250     15,487     Apr-00
  Boeing 737-300             CFM56-3B2(22,000 LBS)     9H-ADN     25161     Feb-92   138,500 1b     24,700     13,922     May-00
  Boeing 737-300             CFM56-3C1(20,000 LBS)     B-2937     26295     Dec-93   135,000 lb     17,532     12,247     Jun-00
  Boeing 737-300             CFM56-3B1(20,000 LBS)     N73380     26309     Dec-94   135,000 lb     17,294      9,367     Jun-00
  Boeing 737-300             CFM56-3C1(22,000 LBS)     PH-TSZ     27635     May-95   138,500 lb     19,780      7,334     May-00
  Boeing 737-300F (M)        CFM56-3B2(22,000 LBS)     TF-FIE     23811     Sep-87   138,500 lb     30,220     16,130     May-00
  Boeing 737-300QC           CFM56-3B2(22,000 LBS)     F-GIXH     23788     May-87   139,500 lb     28,228     18,274     Jun-00
  Boeing 737-400             CFM56-3B2(22,000 LBS)     OK-TVP     24234     Oct-88   143,500 lb     30,160     12,929     Jun-00
  Boeing 737-400             CFM56-3C1(22,000 LBS)     EC-FXQ     24707     Jun-91   143,500 1b     25,349     20,709     Jun-00
  Boeing 737-400             CFM56-3C1(22,000 LBS)     N771AS     25104     May-93   143,500 1b     24,941     14,664     Jun-00
  Boeing 737-400             CFM56-3C1(22,000 LBS)     N772AS     25105     Jul-93   143,500 1b     24,622     14,363     Jun-00
  Boeing 737-400             CFM56-3C1(23,500 LBS)     SX-BKK     25371     Jan-92   150,000 1b     22,515     11,666     Jun-00
  Boeing 737-400             CFM56-3C1(23,500 LBS)     TC-AFM     26279     Feb-92   150,000 lb     26,652     11,092     May-00

                                   HALF LIFE             ADJUSTED
  TYPE                         MARKET    BASE        MARKET      BASE
  Airbus A300-620R (P&W)      $38.37m   $40.70m     $39.51m     $41.87m
  Airbus A300-620R (P&W)      $38.62m   $41.40m     $39.15m     $41.97m
  Airbus A310-320 (P&W)       $17.50m   $17.70m     $16.66m     $16.85m
  Airbus A310-320 (P&W)       $17.84m   $18.00m     $19.35m     $19.54m
  Airbus A310-320 (P&W)       $20.14m   $21.00m     $21.95m     $22.79m
  Airbus A320-210 (CFM)       $27.29m   $27.60m     $26.72m     $27.05m
  Airbus A320-230 (IAE)       $28.89m   $29.30m     $29.18m     $29.54m
  Airbus A320-210 (CFM)       $28.19m   $28.50m     $27.63m     $27.99m
  Airbus A320-230 (IAE)       $29.85m   $30.20m     $29.37m     $29.77m
  Airbus A320-230 (IAE)       $31.15m   $31.60m     $31.54m     $31.97m
  Airbus A320-210 (CFM)       $30.06m   $30.50m     $30.30m     $30.70m
  Airbus A321-130 (IAE)       $35.28m   $34.20m     $34.75m     $33.67m
  Airbus A321-130 (IAE)       $37.19m   $36.1Om     $36.55m     $35.50m
  Airbus A330-300 (GE)        $72.25m   $73.80m     $72.37m     $73.96m
  Airbus A340-310 (CFM)       $82.77m   $85.30m     $82.96m     $85.51m
  Boeing 737-300              $13.52m   $13.80m     $12.97m     $13.30m
  Boeing 737-300              $13.97m   $14.30m     $13.97m     $14.31m
  Boeing 737-300              $18.41m   $18.60m     $18.04m     $18.23m
  Boeing 737-300              $20.20m   $20.50m     $18.28m     $18.54m
  Boeing 737-300              $21.90m   $22.20m     $21.71m     $22.04m
  Boeing 737-300              $22.28m   $22.60m     $21.08m     $21.44m
  Boeing 737-300              $22.76m   $23.1Om     $22.83m     $23.22m
  Boeing 737-300              $24.85m   $25.20m     $25.00m     $25.32m
  Boeing 737-300F (M)         $18.45m   $19.50m     $18.08m     $19.14m
  Boeing 737-300QC            $19.51m   $20.50m     $18.65m     $19.61m
  Boeing 737-400              $19.52m   $19.80m     $19.48m     $19.75m
  Boeing 737-400              $20.20m   $20.70m     $19.26m     $19.79m
  Boeing 737-400              $22.60m   $23.00m     $22.31m     $22.75m
  Boeing 737-400              $22.59m   $23.00m     $22.27m     $22.70m
  Boeing 737-400              $21.90m   $22.40m     $21.32m     $21.84m
  Boeing 737-400              $23.79m   $24.20m     $23.84m     $24.29m

                                                      Morgan Stanley Dean Witter

                                                                          [LOGO]

  MARKET AND BASE VALUES AS AT SEPTEMBER 30, 2000 OF SELECTED AIRCRAFT ALL VALUES EXPRESSED IN MILLION US DOLLARS


  TYPE                        ENGINE                    REGN           MSN     YOB        MTOW         HOURS     CYCLES    AS AT
  Boeing 737-400              CFM56-3(1(22,000 LBS)     HL7591        26291   Aug-93    150,000 lb    18,783     11,299    Apr-00
  Boeing 737-400              CFM56-3(1(22,000 LBS)     HL7235        26308   Nov-94    130,000 lb    11,426     15,494    Jul-00
  Boeing 737-500              CFM56-3B1(18,500 LBS)     LN-TUX        25165   Apr-93    121,250 lb    16,905     17,340    May-00
  Boeing 737-500              CFM56-3C1(18,500 LBS)     LN-BUC        26304   Sep-94    116,500 lb    12,793     18,562    May-00
  Boeing 747-300 (GE)         CF6-80C2BI                TF-ATH        24106   Apr-88    833,000 lb    50,289      9,437    Mar-00
  Boeing 747-400 (RR)         RB211-524H2-19            B-HOX         24955   Sep-91    870,000 lb    44,496      7,182    Jul-00
  Boeing 757-200 (RR)         RB211-535E4               G-OOOA        23767   Apr-87    240,000 lb    59,185     19,435    May-00
  Boeing 757-200 (RR)         RB211-535E4               N517NA        24260   Dec-88    250,000 lb    38,279     10,002    Jun-00
  Boeing 757-200 (RR)         RB211-535E4-37            G-FCLG        24367   Feb-89    250,000 lb    40,173     11,044    May-00
  Boeing 757-200 (P&W)        PW2040                    N758MX        24965   Mar-92    255,000 lb    31,967     10,316    Jul-00
  Boeing 757-200 (P&W)        PW2040                    B-27001       25044   May-91    250,000 lb    32,826     20,095    Jun-00
  Boeing 757-200 (RR)         RB21I-535E4-37            G-BYAF        26266  .Ian-93    250,000 lb    29,353      9,694    May-00
  Boeing 757-200 (P&W)        PW2037                    N805AM        26272   Mar-94    230,000 lb    20,839      8,480    Jun-00
  Boeing 757-200 (P&W)        PW2037                    N701TW        28160   Jul-96    235,000 lb    14,519      4,991    Jul-00
  Boeing 767-200 (GE)         CF6-80A                   VH-RMO        23807   Aug-87    345,000 lb    44,555     20,446    Jun-00
  Boeing 767-300 (GE)         CF6-80C21B2F              HC7264        24798   Oct-90    345,000 lb    28,866     17,633    Jul-00
  Boeing 767-300ER (GE)       CF6-80C2136               ZK-NCE        24875   Jun-91    408,000 lb    47,688      8,861    Jul-00
  Boeing 767-300ER (GE)       CF6-80C2B6F               El-CPV        25132   Feb-92    407,000 lb    31,020     11,829    May-00
  Boeing 767-300ER (GE)       CF6-80C2B6F               G-OOAN        26256   Apr-93    407,000 lb    39,176      5,721    May-00
  Boeing 767-300ER (GE)       CF6-80C2B6                DQ-FJC        26260   Sep-94    407,000 lb    24,002      4,875    Jul-00
  N/A                         CF6-80C2B6F               N/A          704279          N/A              19,513      5,415    Jul-00
  Fokker 50                   PW125B                    PH-JXJ        20232   Aug-92     45,900 lb    17,220     16,157    Jul-00
  Fokker 50                   PW125B                    PH-JXK        20233   Jan-92     45,900 lb    19,213     18,189    May-00
  Fokker 70                   TAY 620                   HA-LMA        11564   Dec-95     81,000 lb    10,151      7,057    May-00
  Fokker 70                   TAY 620                   HA-LMB        11565   Feb-96     81,000 lb    10,135      7,075    May-00
  Fokker 70                   TAY 620                   HA-LMC        11569   Mar-96     81,OOO lb    10,096      7,020    May-00
  MD-80-82 (MDC)              JT8D-219                  N940AS        49825   Mar-89    149,500 lb    33,209     20,002    Jul-00
  MD-80-83 (MDC)              JT8D-219                  N939AS        49657   Feb-88    160,000 lb    37,893     21,788    Jul-00
  MD-80-83 (MDC)              JT8D-219                  F-GHEB        49822   Feb-88    160,000 lb    24,483     15,512    Jun-00
  MD-80-83 (MDC)              JT8D-219                  N9420D        49824   Mar-89    160,000 lb    30,726     21,314    Jul-00
  MD-80-83 (MDC)              JT8D-219                  N831LF        53050   May-90    149,500 lb    27,550     22,211    Jun-00

                                   HALF LIFE               ADJUSTED
  TYPE                         MARKET      BASE        MARKET      BASE
  Boeing 737-400              $24.07m    $24.50m      $23.42m     $23.85m
  Boeing 737-400              $22.86m    $23.20m      $21.63m     $22.00m
  Boeing 737-500              $20.41m    $20.30m      $18.48m     $18.33m
  Boeing 737-500              $20.71m    $20.50m      $18.96m     $18.80m
  Boeing 747-300 (GE)         $39.06m    $44.50m      $38.61m     $44.09m
  Boeing 747-400 (RR)         $68.33m    $72.70m      $67.65m     $72.01m
  Boeing 757-200 (RR)         $26.41m    $26.20m      $24.93m     $24.71m
  Boeing 757-200 (RR)         $28.99m    $28.50m      $29.11m     $28.63m
  Boeing 757-200 (RR)         $28.68m    $28.20m      $27.87m     $27.39m
  Boeing 757-200 (P&W)        $32.89m    $32.60m      $33.02m     $32.71m
  Boeing 757-200 (P&W)        $29.18m    $28.80m      $27.87m     $27.49m
  Boeing 757-200 (RR)         $33.94m    $33.60m      $34.27m     $33.95m
  Boeing 757-200 (P&W)        $32.60m    $32.40m      $32.67m     $32.43m
  Boeing 757-200 (P&W)        $37.11m    $36.90m      $37.54m     $37.31m
  Boeing 767-200 (GE)         $22.14m    $22.90m      $22.21m     $22.93m
  Boeing 767-300 (GE)         $38.56m    $38.OOm      $38.64m     $38.07m
  Boeing 767-300ER (GE)       $50.89m    $50.70m      $53.18m     $53.02m
  Boeing 767-300ER (GE)       $52.15m    $51.60m      $52.34m     $51.74m
  Boeing 767-300ER (GE)       $57.22m    $56.60m      $59.11m     $58.51m
  Boeing 767-300ER (GE)       $58.27m    $57.60m      $58.24m     $57.54m
  N/A                          $5.50m     $5.50m       $6.48m      $6.52m
  Fokker 50                    $5.15m     $4.80m       $4.70m      $4.32m
  Fokker 50                    $5.05m     $4.70m       $4.90m      $4.52m
  Fokker 70                   $12.51m    $11.1Om      $12.39m     $10.98m
  Fokker 70                   $13.20m    $11.80m      $13.07m     $11.65m
  Fokker 70                   $13.17m    $11.70m      $13.08m     $11.66m
  MD-80-82 (MDC)              $14.68m    $15.1Om      $14.90m     $15.34m
  MD-80-83 (MDC)              $14.89m    $14.90m      $14.85m     $14.89m
  MD-80-83 (MDC)              $15.51m    $15.50m      $13.57m     $13.61m
  MD-80-83 (MDC)              $14.80m    $14.80m      $15.15m     $15.19m
  MD-80-83 (MDC)              $15.47m    $15.60m      $13.95m     $14.05m


                                                      Morgan Stanley Dean Witter